                                   EXHIBIT 4.1
                                   -----------

                                                                      No. A_____

THIS CONVERTIBLE PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT FOR DISTRIBUTION AND MAY BE TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF l933, AS AMENDED (THE "ACT"). THIS LEGEND SHALL BE ENDORSED UPON ANY CONVERTIBLE PROMISSORY NOTE ISSUED IN EXCHANGE FOR THIS CONVERTIBLE PROMISSORY NOTE.


                          PARAGON FINANCIAL CORPORATION

                                DECEMBER 26, 2002

         IN THE PRINCIPAL AMOUNT SET FORTH ON THE SIGNATURE PAGE HEREOF

                           CONVERTIBLE PROMISSORY NOTE


                  PARAGON FINANCIAL CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to the individual or entity set forth on the signature page hereof (the "Holder") on December 31, 2003 (the "Maturity Date") at the offices of the Company, 5000 Sawgrass Village Drive, Third Floor, Ponte Vedra Beach, Florida 32082, or at such other address as the Company shall advise the Holder in writing, the principal sum as stated on the signature page hereof in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest on said principal sum at the rate of fifteen percent (15%) per annum. Interest on the principal balance of this Convertible Promissory Note ("Note") shall be payable quarterly on March 31, June 30, September 30 and December 31, 2003.

                  The Company may prepay this Note in whole or in part at any time without premium or penalty upon ten (10) days written notice to the Holder ("Notice of Prepayment") by the Company of the date of prepayment (the "Prepayment Date"). Each prepayment shall be made together with interest accrued thereon to and including the date of the prepayment.

                 1. REGISTERED OWNER. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the provisions hereof, the registered owner of this Note shall have the right to transfer it by assignment and the transferee thereof, upon his registration as owner of this Note, shall become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Company at its offices together with the Note Assignment Form attached hereto duly executed. In case of transfers by operation of law, the transferee shall notify the Company of such transfer and of his address, and shall submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the Holder on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of this Note not registered at the time of sending the communication. In the event of the assignment of a portion of the principal amount of this Note, the transferee thereof shall not have the right to elect an Optional Conversion (as hereinafter defined) unless the entire remaining principal portion of this Note has been previously converted and/or is converted simultaneously therewith.

         2.  CONVERSION.

                 2.1 OPTIONAL CONVERSION. Subject to the terms of this Note, during the period commencing on the date hereof and expiring at 5:00 P.M., Eastern Time, on the day immediately preceding the Maturity Date (the "Conversion Period"), the Holder shall have the right to convert the then outstanding principal amount of this Note (or any portion thereof), together with accrued interest thereon (an "Optional Conversion"), into shares of Common Stock, par value $.0001 per share, of the Company ("Conversion Stock") at a conversion price of twenty-five cents ($0.25) per share, subject to adjustment pursuant to the provisions of Section 2.2 hereof (the "Conversion Price"). In the event the Company provides a Notice of Prepayment to the Holder, the Holder shall have the right to convert the then outstanding principal amount of this Note (or any portion thereof), together with accrued interest thereon, into Conversion Stock until 5:00 P.M., Eastern Time, on the day immediately preceding the Prepayment Date (the "Accelerated Conversion Period") at the Conversion Price. The number of shares of Conversion Stock issuable upon conversion of this Note shall equal (i) the sum of (A) the principal amount of this Note that is converted and (B) accrued interest thereon, divided by (ii) the Conversion Price. The foregoing conversion privilege may be exercised during the Conversion Period or the Accelerated Conversion Period, as the case may be, by presentation and surrender to the Company, at its then principal office, of this Note together with the Note Conversion Form attached hereto duly executed. Subject to the terms hereof, upon receipt by the Company of this Note and the Note Conversion Form, duly executed, at its office, the Holder shall be deemed to be the holder of record of the shares of Conversion Stock issuable upon such conversion, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder.

         2.2  ANTI-DILUTION PROVISIONS.

                 2.2.1 ADJUSTMENTS FOR STOCK DIVIDENDS; COMBINATIONS, ETC. (a) In the event that the Company, at any time or from time to time hereafter, shall
(i) declare any dividend or other distribution on its Common Stock payable in Common Stock of the Company or in securities convertible into or exchangeable for Common Stock; (ii) effect a subdivision of its outstanding Common Stock into a greater number of shares of Common Stock by reclassification, stock split or otherwise than by payment of a dividend in shares of Common Stock; (iii) effect a combination or consolidation of its outstanding Common Stock into a lesser number of shares of Common Stock by reclassification, reverse split or otherwise; (iv) issue by reclassification, exchange or substitution of its Common Stock any shares of capital stock of the

Company; or (v) effect any other transaction having similar effect, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event, including the maximum number of shares of Common Stock into which the convertible securities (provided for in clause (i) hereof) may be converted or for which the exchangeable securities (provided for in clause (i) hereof) may be exchanged. The purpose of the adjustment shall be that, in the event of a conversion at any time after the occurrence of any event described in
(i) through (v) above, the Holder shall be entitled to receive the shares of Conversion Stock (or other securities) to which such Holder would have been finally entitled, after giving effect to the occurrence of such event, as if such Holder had converted this Note immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 2.2.1 shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately upon the effective date in the case of a subdivision, combination, reclassification, exchange or substitution.

                 2.2.2 ADJUSTMENT FOR CONSOLIDATION OR MERGER. In case of any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding Common Stock, then, as part of and as a condition to such transaction, provision shall be made so that, in the event of a conversion, the Holder of this Note, shall receive, in lieu of the securities and property receivable upon the conversion of this Note prior to such consummation, the kind and amount of shares or other securities and property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock into which this Note would have been converted immediately prior to such consolidation or merger had the conversion occurred, all subject to further adjustment as provided in
Section 2.2.1; in each such case, the terms of this Note shall be applicable to the securities or property receivable upon the conversion of this Note after such consummation. In any such case, appropriate adjustment shall be made in the application of this Section 2 with respect to the rights of the Holder of this Note after the transaction to the end that the provisions of this Section 2 shall be applicable after that event and be fully equivalent, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion to reflect the market price of securities or property issued in connection with the above described transaction.

                 2.3. RESTRICTIONS ON CONVERSION. Unless, prior to the conversion of this Note, the issuance of the Conversion Stock has been registered with the United States Securities and Exchange Commission (the "SEC") pursuant to the Act, the Note Conversion Form shall be accompanied by a representation of the Holder to the Company to the effect that such shares are being acquired for investment and not with a view to the distribution thereof, and such other representations and documentation as may be required by the Company, unless in the opinion of counsel to the Company such representations or other documentation are not necessary to comply with the Act.

                 2.4 RESERVATION OF SHARES. The Company will at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance and delivery upon conversion of this Note, free of preemptive or rights of purchase, the number of shares of Conversion Stock issuable upon conversion of this Note at the Conversion Price. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

                 2.5 FRACTIONAL SHARES. The Company shall not be required to issue certificates representing fractions of shares, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the Company and the Holder that all fractional interests shall be eliminated and that all issuances of Common Stock be rounded up to the nearest whole share.

                 2.6 RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder is limited to those expressed in this Note.

                3. DEFAULTS. If any one or more of the following ("Events of Default") shall occur:

     (a) the Company shall (i) admit in writing its inability to pay, or be unable to pay, its debts generally as they mature; (ii) make a general assignment for the benefit of creditors; (iii) be adjudicated a bankrupt or insolvent; (iv) file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors; (v) take advantage of any bankruptcy, insolvency or readjustment of debt law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; (vi) apply for or consent to the appointment of a receiver, trustee or liquidator for all or a substantial portion of its assets;
(vii) have an involuntary case commenced against it under the Federal bankruptcy laws, which case is not dismissed or stayed within sixty (60) days; (viii) violate any covenant provided for in this Note and such violation shall continue unremedied for a period of thirty (30) days following receipt of written notice thereof from the Holder; or (ix) fail to pay any principal or interest amount due hereunder when due and payable and such failure shall continue unremedied for a period of ten (10) days following receipt of written notice thereof from the Holder; or

     (b) any of the representations of the Company contained herein are false and misleading in any material respect;

then, at any time thereafter and unless such Event of Default with respect to clause (a), (b) or (c) hereof, as the case may be, shall have been cured or shall have been waived in writing by the Holder (which waiver shall not be deemed a waiver of any subsequent default), at the option of the Holder and in the Holder's sole discretion, the Holder may, by written notice to the Company, declare the entire unpaid principal amount of this Note then outstanding, together with accrued interest thereon, to be forthwith due and payable, whereupon the same shall become forthwith due and payable.

                4.   INVESTMENT INTENT.

                 4.1 The Holder by his acceptance hereof, hereby represents and warrants that this Note is being acquired for his own account, for investment purposes and not with a view to any distribution within the meaning of the Act. The Holder will not sell, assign, mortgage, pledge, hypothecate, transfer or otherwise dispose of this Note unless (i) a registration statement under the Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Act, or (ii) the Company has received a written opinion of its counsel that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, mortgage, pledge, hypothecation, transfer or disposition does not require registration under the Act or any state securities law.

                 4.2 The Holder understands that the resale of this Note is not being registered under the Act and this Note must be held indefinitely unless it is subsequently registered thereunder or an exemption from such registration is available.

                 4.3 The Holder represents and warrants further that (i) he is either an "accredited investor," as such term is defined in Rule 501(a) promulgated under the Act, or, either alone or with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of this Note; (ii) he is able to bear the economic risks of an investment in this Note, including, without limitation, the risk of the loss of part or all of his investment and the inability to sell or transfer this Note for an indefinite period of time; (iii) he has adequate financial means of providing for current needs and contingencies and has no need for liquidity in his investment in this Note; and (iv) he does not have an overall commitment to investments which are not readily marketable that is excessive in proportion to net worth and an investment in this Note will not cause such overall commitment to become excessive.

                 4.4 The Holder represents and warrants that he has reviewed the Company's reports, registration statements, proxy statements and information statements which the Company has filed with the SEC via the Edgar system since January 1, 2002 and has been afforded the opportunity to obtain such information regarding the Company as he has reasonably requested to evaluate the merits and risks of the Holder's investment in this Note. No oral or written representations have been made or oral information furnished to the Holder or his advisers in connection with his investment in this Note.

                 4.5 The Holder acknowledges that counsel to the Company will be relying, and may rely, upon the representations made in this Section 4 in connection with any opinion of counsel it may give with regard to any transfer of this Note by the Holder, and agrees to advise the Company and its counsel in writing in the event of any change in any of the foregoing representation.

                 4.6 The Holder agrees to provide such other documentation as the Company or its counsel may request or require from time to time.

                 4.7 At any time that the Holder converts this Note into Conversion Stock, the Holder shall, with respect to, and as a condition to, such conversion, represent and warrant to the Company the representations and warranties set forth in Sections 4.1 through 4.6 above as more particularly set forth in the Note Conversion Form.


                5.   REGISTRATION RIGHTS.


                      5.1   COMPANY'S OBLIGATIONS.

                            5.1.1   Registration

     (a) If at any time after the date hereof the Company shall file with the SEC a registration statement (a "Registration Statement") under the Act relating to an offering for its own account or the account of others under the Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to the Holder written notice of such determination and, if within fifteen
(15) days after the date of such notice, the Holder shall so request in writing, that the Company shall include in such Registration Statement all or any part of the Conversion Stock, to the extent of that number of shares of Common Stock issues by the Company pursuant tot he terms of this Note, and prior to the filing of a Registration Statement (for the purpose of this Section 5, the "Registrable Securities") that the Holder requests to be registered, except that if, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of Registrable Securities or other securities of the Company which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities as the underwriter shall permit (limited to zero if necessary).

     (b) If an offering in connection with which the Holder is entitled to registration under this Section 5.1.1(a) is an underwritten offering, then the Holder shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and on the same terms and conditions as other like securities included in such underwritten offering.

     (c) The Company shall furnish to the Holder (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each item of correspondence from the SEC or the staff of the SEC which comments upon or requests information relating to the Holder and/or the Registrable Securities (including, without limitation, the resale and plan of distribution thereof), in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has become effective, and
(iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Company may reasonably request in order to facilitate the disposition of the Registrable Securities by the Holder.

                5.1.2 Blue Sky. The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "Blue Sky" laws of such jurisdictions in the United States as the Holder may request, and (ii) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.1.2, (ii) subject itself to general taxation in any such jurisdiction, (iii) provide any undertakings that cause the Company undue expense or burden, or (iv) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                5.1.3 Events Affecting Prospectus. The Company shall notify the Holder of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, as promptly as practicable after becoming aware of such event, and if such Registration Statement is supplemented or amended to correct such untrue statement or omission, the Company shall deliver such number of amended or supplement prospectuses as the Holder may reasonably request.

                5.1.4 Notification of Amendment or Supplement. The Company shall, as promptly as practicable after becoming aware of such event described in Section 5.1.3, notify the Holder of the issuance of any order related thereto and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to the Holder as he may reasonably request).

                5.1.5 Review by Holder's Counsel. The Company shall permit one firm of counsel designated by the Holder to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC.

                5.1.6 Holder's Due Diligence; Confidentiality of the Company's Information. The Company shall make available for inspection by (i) the Holder, and (ii) a firm of attorneys and a firm of accountants or other agents retained by the Holder (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which the Holder may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Holder) of any record or other information which the Company determines in good faith to be confidential, and of which determination the Inspector so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or other federal, state, local and foreign government, political subdivision of such governmental body, or other regulatory body ("collectively, "Bodies") of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this Note or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreements with the Company with respect thereto, substantially in the form of this Section 5.1.6. The Holder agrees that he shall, upon learning that disclosure of such Records is sought, in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the records deemed confidential. Nothing herein shall be deemed to limit Holder's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                5.1.7 Confidentiality of Holder's Information. The Company shall hold in confidence and not make any disclosure of information concerning the Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Note or any other agreement, or (v) the Holder consents to the form and content of any such disclosure regarding it. The Company agrees that it shall, upon learning that disclosure of such information concerning any of the Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Holder prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                5.1.8 Compliance With Laws. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of Bodies in connection therewith (including, without limitation, the Act and the Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC).

                5.2 OBLIGATIONS OF THE HOLDER. In connection with a registration of the Registrable Securities, the Holder shall have the following obligations:

                5.2.1 The Holder's Information. It shall be a condition precedent to the obligations of the Company to complete the registration of Registrable Securities for the Holder pursuant to this Section 5 that the Holder shall furnish to the Company such information regarding himself, the Registrable Securities and the intended method of disposition as shall be required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Holder of the information the Company requires from the Holder.

                5.2.2 Cooperation. The Holder shall agree to cooperate with the Company as requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

                5.2.3 Underwritten Offering. In the event the Holder determines to engage the services of an underwriter, the Holder agrees to enter into and perform his obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

                5.2.4 No Disposition of Registrable Securities. The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 5.1.3 or 5.1.4, the Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering the resale of such Registrable Securities until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Sections 5.1.3 or 5.1.4 and, if so directed by the Company, the Holder shall deliver to the Company or destroy (and deliver to the Company a certificate of destruction) all copies in the Holder's possession, of the prospectus covering such Conversion Stock current at the time of receipt of such notice.

                5.2.3 Method of Underwritten Distribution. The Holder may not participate in any underwritten distribution of the Registrable Securities unless the Holder (i) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, and (ii) completes, in a manner reasonably acceptable to the Company and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                5.3 EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications, relating to one (1) Registration Statement pursuant to this Section 5, except that if a portion of the Holder's Registrable Securities are not permitted to be included in one (1) Registration Statement by an underwriter as provided in Section 5.1.1(a), then relating to the least number of Registration Statements which will cover the resale of all of Registrable Securities, including all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company hereof, shall be borne by the Company.

                5.4     EXEMPTION FROM REGISTRATION. The provisions of Sections
5.1 through 5.3 notwithstanding, the Company shall have no obligation to register the resale of the Registrable Securities to the extent the Registrable Securities may be resold without registration without violating Section 5 of the Act pursuant to Rule 144 promulgated thereunder or any other exemption or exception from registration under the Act.

                6. COSTS OF COLLECTION. In the event the Company shall default in the payment of this Note when due, then effective with such date of default, the Company agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in effecting collection hereunder or enforcing the terms of this Note, including reasonable attorneys' fees.

                7. APPLICABLE LAW; JURISDICTION. (a) This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida, excluding choice of law rules thereof.

                (b) An action to enforce the provisions of this Note may be commenced, at the election of the Holder, in the courts of the State of Florida. The Company and the Holder consents to the jurisdiction of the courts of the State of Florida with regard thereto.

                8. NOTICES. Any notice required or permitted to be given pursuant to this Note shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or telecopier as follows:

                           If to the Holder:

                           To the address set forth on the signature page
hereof.

                           If to the Company:

                           5000 Sawgrass Village Drive
                           Third Floor
                           Ponte Vedra Beach, Florida 32082
                           Attn: Chief Executive Officer
                           Telecopier Number: (904) 285-2575

or at such other address as the Holder or the Company shall designate by notice to the other given in accordance with this Section 8.

                9. MISCELLANEOUS. This Note constitutes the rights and obligations of the Holder and the Company. No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any modification is sought.

Payment of principal and interest due upon maturity shall be made to the registered Holder of this Note on or after the Maturity Date, as the case may be, contemporaneous with and upon presentation of this Note for payment. No interest shall be due on this Note for such period of time that may elapse between the Maturity Date or the Prepayment Date, as the case may be, and its presentation for payment.

                  No recourse shall be had for the payment of the principal of or interest on this Note against any officer, director, agent, subsidiary, parent or affiliate of the Company, past, present or future, all such liability of the officers, directors and agents being waived, released and surrendered by the Holder hereof by the acceptance of this Note.

                  The waiver by the Holder of a breach of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach.

                  If any provision, or part thereof, of this Note shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provisions of this Note and this Note shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

                  In no event shall the rate of interest payable hereunder exceed the maximum rate permitted by applicable law.


       REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                            PARAGON FINANCIAL CORPORATION


                                            By:___________________________
                                               Steven A. Burleson
                                               Chief Executive Officer




                                            --$--------------------------
                                            Principal Amount of Convertible
                                            Promissory Note

                                            ------------------------------
                                            Date of Convertible Promissory Note


                                            AGREED TO:


                                            -------------------------------
                                            Signature of Holder


                                            -------------------------------
                                            Name of Holder


                                            -------------------------------


                                            -------------------------------
                                            Address of Holder


                                            -------------------------------
                                            Social Security Number or Taxpayer
                                            Identification Number of Holder


                                            -------------------------------
                                            Facsimile Number of Holder

                          PARAGON FINANCIAL CORPORATION

                                DECEMBER 26, 2002

           IN THE PRINCIPAL AMOUNT SET FORTH ON THE SIGNATURE PAGE OF
                           CONVERTIBLE PROMISSORY NOTE

                                 NO. A ________

                           CONVERTIBLE PROMISSORY NOTE

                              NOTE CONVERSION FORM

1.1.1.A
                  The undersigned hereby irrevocably elects to convert the within Convertible Promissory Note (the "Note") to the extent of $_____________ in principal amount thereof, together with accrued interest thereon.


If the Holder is an individual:      If the Holder is not an individual:
------------------------------       ------------------------------------------

------------------------------       -------------------------------------------
Name(s) of Holder                    Name of Holder

-----------------------------        -------------------------------------------
Signature of Holder:                 By: _______________________________
                                         Signature of Authorized Representative

---------------------------------   --------------------------------------------
Signature, if jointly held          Name and Title of Authorized
                                    Representative

---------------------------------   --------------------------------------------
Address(es) of Holder               Address of Holder

---------------------------------   --------------------------------------------
Social Security Number of Holder    Taxpayer Identification Number of Holder

---------------------------------   --------------------------------------------
 Date                               Date

2                         PARAGON FINANCIAL CORPORATION

                                DECEMBER 26, 2002

           IN THE PRINCIPAL AMOUNT SET FORTH ON THE SIGNATURE PAGE OF
                           CONVERTIBLE PROMISSORY NOTE

                                 No. A ________

                           CONVERTIBLE PROMISSORY NOTE

                              NOTE ASSIGNMENT FORM

                               FOR VALUE RECEIVED

     The undersigned ________________________ (please print or typewrite name of assignor) hereby sells, assigns and transfers unto (please print or typewrite name, address and social security or taxpayer identification number, if any, of assignee) the within Convertible Promissory Note of [Paragon Financial Corporation] in the original principal amount of $________ and hereby authorizes the Company to transfer this Note on its books.

If the Holder is an individual:       If  the  Holder  is not an individual:
------------------------------        -----------------------------------------

------------------------------        -----------------------------------------
Name(s) of Holder                     Name of Holder

------------------------------        By:________________________________
Signature of Holder                     Signature of Authorized Representative

------------------------------        -----------------------------------------
2.1  NAME AND TITLE OF AUTHORIZED REPRESENTATIVE

------------------------------        -----------------------------------------
2.1.1.A  DATE                         DATE

                          -----------------------------
                            (Signature(s) guaranteed)